UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

As previously reported, Clarient, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 25, 2009, with Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership (“Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), up to an aggregate of 6,578,948 in shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value (the “Preferred Shares”) in two or more tranches (the “Private Placement”) for aggregate consideration of up to $50 million.  The initial closing of the Private Placement occurred on March 26, 2009, at which time the Company issued and sold an aggregate of 3,833,201 Preferred Shares (the “Initial Closing Shares”) for aggregate consideration of $29.1 million (the “Initial Closing”).  The second closing under the Purchase Agreement occurred on May 14, 2009, at which time the Company issued and sold an aggregate of 1,429,957 Preferred Shares (the “Second Closing Shares”) for aggregate consideration of $10.9 million (the “Second Closing”).  To date, the Company has issued to Oak a total of 5,263,158 shares of Preferred Shares for aggregate consideration of $40 million in the two closings.

Each Preferred Share is initially convertible, at any time, into four shares of the Company’s common stock, subject to adjustments.  The Preferred Shares will automatically convert if, at any time beginning 12 months after the initial closing, the Company’s common stock price is above $4.75 per share (as adjusted for stock splits, combinations, recapitalizations and the like) for 20 consecutive trading days over a 30-day trading period (all of which trading days must fall more than 12 months after the initial closing under the Purchase Agreement).

The rate at which the Preferred Shares convert into shares of common stock is subject to broad-based weighted-average anti-dilution protection in the event that the Company issues additional shares at or below the then-applicable conversion price for such share (initially, $1.90).  The aforementioned provision will not be triggered, however, unless and until the Company issues shares that, when aggregated with all shares issued after the Initial Closing, have an aggregate offer or issue price exceeding $5.0 million.  Such anti-dilution provisions are subject to typical carve-outs, including carve-outs for issuances to employees pursuant to plans approved by the Board of Directors of the Company (the “Board”) and issuances to vendors and banks in bona fide transactions, the primary purpose of which is not the raising of capital.

At the Second Closing under the Purchase Agreement, the Company used $5.7 million of the proceeds to pay, in full, its indebtedness owing to Safeguard Delaware, Inc., a Delaware corporation that is a wholly-owned subsidiary of another Delaware corporation, Safeguard Scientifics, Inc. (collectively, “Safeguard”), under the Company’s Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated as of February 27, 2009, as modified and amended (the “Safeguard Loan Agreement”).  The Safeguard Loan Agreement was terminated effective as of May 14, 2009.  The proceeds from the Initial Closing and the Second Closing retired $31 million in indebtedness.  The Company maintains a Standby Letter of Credit Application and Agreement dated August 1, 2005 with Comerica Bank pursuant to which Comerica Bank has provided a letter of credit in the amount of $2.25 million to the Company’s landlord.  In connection with the termination of the Amended and Restated Loan Agreement, dated as of February 28, 2008 (as modified and amended from time to time), by and between Comerica Bank and the Company, the Company entered into a Security and Pledge Agreement dated March 26, 2009 pursuant to which the Company has cash collateralized its obligations under the letter of credit.

As a result of the termination of the Safeguard Loan Agreement, the Company will no longer be obligated to issue to Safeguard warrants to purchase 750,000 shares of the Company’s common stock at a per share purchase price equal to 50% of the preceding twenty-day average trading price of such shares ending May 31, 2009.  The Company will also not be required to issue warrants for 700,000 shares of common stock at a purchase price of $0.01 per share on the first day of each of the nine months beginning July 1, 2009, as would have been required under the terms of the Safeguard Loan Agreement.

This announcement is not an offer to sell either the Preferred Shares or the common stock issuable upon conversion of the Preferred Shares.  Neither the Preferred Shares, nor the shares of common stock issuable upon conversion of the Preferred Shares have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

A copy of the press release announcing the Second Closing of the Private Placement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The foregoing description of the Second Closing of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the transaction documents entered into in connection with the Private Placement, copies of which were filed with the Securities and Exchange Commission as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to the Form 8-K filed on March 27, 2009.  The Company filed a Schedule 14C Information Statement with the Securities Exchange Commission on April 13, 2009, filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and is hereby incorporated by reference.

Item 3.02 – Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.02 is hereby incorporated by reference into this Item 3.02.

Item 7.01 – Regulation FD Disclosure.

On May 18, 2009, the Company issued a press release announcing the second closing under the Purchase Agreement with Purchaser, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The foregoing information is furnished pursuant to Item 7.01 of Regulation FD of the Securities Exchange Act of 1934, as amended, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release of Clarient, Inc., dated May 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: May 18, 2009	By:	/s/ Raymond J. Land
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Clarient, Inc., dated May 18, 2009.